As filed with the Securities and Exchange Commission on April 29, 1999

                                               Commission File No. 333-13581
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                --------------
                      Autonomous Technologies Corporation
            (Exact name of registrant as specified in its charter)

       Florida                                            59-2554729
(State of incorporation)                    (I.R.S. Employer Identification No.)

                 2800 Discovery Drive, Orlando, Florida 32826
                   (Address, of Principal Executive Offices)

        Autonomous Technologies Corporation 1995 Stock Option Plan and Autonomous Technologies Corporation 1996 Employee Stock Purchase Plan
                           (Full title of the plans)

                                 Randy W. Frey
                      Autonomous Technologies Corporation
                 2800 Discovery Drive, Orlando, Florida 32826
                    (Name and address of agent for service)

                                (407) 384-1600
         (Telephone number, including area code, of agent for service)

                               with a copy to :
                            William A. Grimm, Esq.
                         Gray, Harris & Robinson, P.A.
            201 E. Pine Street, Suite 1200, Orlando, Florida 32801

                      AUTONOMOUS TECHNOLOGIES CORPORATION
                          1995 STOCK OPTION PLAN AND
                      AUTONOMOUS TECHNOLOGIES CORPORATION
                       1996 EMPLOYEE STOCK PURCHASE PLAN



     The purpose of this Post-Effective Amendment No. 1 is to deregister the shares of Autonomous Technologies Corporation ("Autonomous") common stock, par value $0.01 per share, remaining under the registration statement on Form S-8 filed with the Securities and Exchange Commission on October 7, 1996, File No. 333-13581 (the "Registration Statement") registering Autonomous' 1995 Stock Option Plan and Autonomous' 1996 Employee Stock Purchase Plan.

     By this Post-Effective Amendment No. 1, Autonomous hereby terminates this Registration Statement and removes from registration the shares which remain unsold as of the date hereof.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida on the 29/th/ day of April, 1999.

AUTONOMOUS TECHNOLOGIES CORPORATION

By:     /s/ Randy W. Frey                                   Date: April 29, 1999
     -------------------------------
         Randy W. Frey
         Chairman of the Board and Chief Executive Officer

By:     /s/ Monty K. Allen                                  Date: April 29, 1999
     -------------------------------
         Monty K. Allen
         Vice President, Treasurer, Chief Financial Officer
         and Principal Accounting Officer



Signature                 Title                                   Date
---------                 -----                                   ----

  /s/ Randy W. Frey       Chief Executive Officer and Chairman    April 29, 1999
------------------------  of the Board
Randy W. Frey

   *                      Director                                April 29, 1999
------------------------
G. Arthur Herbert

   *                      Director                                April 29, 1999
------------------------
Stanley Ruffett

   *                      Director                                April 29, 1999
------------------------
Timothy Barabe

   *                      Director                                April 29, 1999
------------------------
Richard H. Keates, MD


*By:  /s/ Randy W. Frey
    ---------------------------------------
       Randy W. Frey, by power of attorney



                               INDEX TO EXHIBITS


Exhibit No.    Description of Exhibit

24.1 Power of Attorney (incorporated by reference to Autonomous' Registration Statement on Form S-8, filed with the Securities and Exchange Commission on October 7, 1996, Registration No. 333-13581, page 6)

                                       3